                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2003-4




Section 7.3 Indenture                              Distribution Date: 2/17/2004
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(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                      0.00
             Class B Principal Payment                                      0.00
             Class C Principal Payment                                      0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                        748,055.00
             Class B Note Interest Requirement                        81,411.46
             Class C Note Interest Requirement                        140,559.38
                       Total                                          970,025.83

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                           1.22833
             Class B Note Interest Requirement                           1.60417
             Class C Note Interest Requirement                           2.15417

(iii)   Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                          609,000,000
             Class B Note Principal Balance                           50,750,000
             Class C Note Principal Balance                           65,250,000

(iv)    Amount on deposit in Owner Trust Spread Account             7,250,000.00

(v)     Required Owner Trust Spread Account Amount                  7,250,000.00



                                                By:
                                                    --------------------
                                                Name:   Patricia M. Garvey
                                                Title:  Vice President